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                                                                     EXHIBIT 4.8

                  SECOND AMENDMENT, LIMITED WAIVER AND CONSENT

     THIS SECOND AMENDMENT, LIMITED WAIVER AND CONSENT dated as of August 10, 2005 (this "Amendment"), by and among EMS TECHNOLOGIES, INC., a Georgia corporation (the "Borrower"), the Lenders listed on the signature page hereof and SUNTRUST BANK, in its capacity as the Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain U.S. Revolving Credit Agreement dated as of December 10, 2004, as amended by that certain First Amendment to U.S. Revolving Credit Agreement dated as of February 11, 2005 (as so amended, the "Credit Agreement");

      WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;

      WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower has failed or will fail to comply with the financial covenants contained in Sections 6.1 and 6.2 of the Credit Agreement for the fiscal quarter of the Borrower ending on or about June 30, 2005, resulting in an Event of Default under Sections 8.1(d) and 8.1(o) of the Credit Agreement (the "Specified Defaults"), which failure is solely a consequence of the write-down in the book value of the assets being sold in connection with the Canadian Sale and Prepayment Event (the "Asset Write-Down");

      WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower intends to sell the assets of the business currently conducted by the Borrower's EMS Satellite Networks division from leased facilities located in Montreal, Quebec (the "SatNet Assets") and has requested that the Administrative Agent and the Lenders consent to the sale of the SatNet Assets as required under Section 7.6 of the Credit Agreement; and

      WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the Specified Defaults, and the effects thereof, under the Credit Agreement and consent to the sale of the SatNet Assets.

      NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Lenders, the Administrative Agent and the Borrower hereby agree as follows:

1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings ascribed to them as in the Credit Agreement.

2. AMENDMENTS. (a) The Credit Agreement is hereby amended by adding the following sentence at the end of the defined term "CONSOLIDATED NET INCOME" contained in Section 1.1 thereof:

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            "Notwithstanding the foregoing, any net income (or loss)
      attributable to the sale of the SatNet Assets and/or the assets giving rise to the Canadian Sale and Prepayment Event that are otherwise included in Consolidated Net Income during the period of determination shall be excluded if such assets are sold during such period."

      (b) The Swingline Lender and the Borrower agree that (i) there shall be no minimum amount for any Borrowings of Swingline Loans and (ii) there shall be no minimum amount for the prepayment of any Swingline Loan. Accordingly, footnote 8 to Exhibit 2.5 is hereby deleted.

3. LIMITED WAIVER. At the request of the Borrower, but subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Lenders hereby waive the Specified Defaults arising solely by virtue of the Asset Write-Down; provided that the Asset Write-Down does not exceed $12,000,000. The Borrower acknowledges and agrees that the waiver contained in the foregoing sentence shall not waive (or be deemed to be or constitute a waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any other present or future Default or Event of Default (whether or not related to the Specified Defaults) under the Credit Agreement or any other Loan Document.

4. CONSENT. At the request of the Borrower, but subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Lenders hereby consent to the sale of the SatNet Assets; provided, that (i) the Borrower receives cash consideration in an amount not less than $16,000,000, (ii) the Net Proceeds of the sale of the SatNet Assets are applied in accordance with Section
2.14 of the Credit Agreement, and (iii) such sale shall be completed by December 31, 2005. The Borrower acknowledges and agrees that the consent contained in the foregoing sentence shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any present or future Default or Event of Default (whether or not related to the sale of the SatNet Assets) under the Credit Agreement or any other Loan Document.

5. EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Sections 6 and 7 below and satisfaction of each of the following conditions:

      (a) Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Lenders constituting the Required Lenders;

      (b) Receipt by the Administrative Agent of a waiver substantially in the same form and content as this Amendment executed by each of the parties to the Canadian Revolving Credit Agreement (the "Canadian Amendment");

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      (c)   Payment of all fees, costs and expenses of the Administrative Agent and Lenders, including the fees of Administrative Agent's counsel incurred through the date of this Amendment; and

      (d) Such other documents, agreements, instruments, certificates or other confirmations as the Administrative Agent may reasonably request.

6. REPRESENTATIONS OF THE BORROWER. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      (a) Corporate Power and Authority. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, if any, (iii) do not and will not violate any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) does not violate or breach any provision of the organizational documents of, or any agreement or other instrument binding upon, the Borrower or its Subsidiaries. The Borrower has duly executed and delivered the Amendment, and, both the Amendment and the Credit Agreement as amended by the Amendment, constitute the Borrower's legal, valid and binding obligation enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      (b) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of the Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of any such Amendment against the Borrower.

      (c) No Default. No Default or Event of Default will exist immediately after giving effect to this Amendment.

7. REAFFIRMATION OF REPRESENTATIONS. Without limiting Section 6 hereof, the Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date).

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA.

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9. EFFECT. Except as expressly provided for herein, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

11. ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS DISCUSSIONS, CORRESPONDENCE, AGREEMENTS AND OTHER UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

                         [SIGNATURES ON FOLLOWING PAGES]

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      IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent
have caused this Second Amendment Limited Waiver and Consent to be duly executed by their respective duly authorized officers as of the day and year first above written.

                             EMS TECHNOLOGIES, INC.

                             By:_______________________________________________
                                Name:
                                Title:

                             SUNTRUST BANK, in its capacities as a Lender, Swingline Lender and as Administrative Agent

                             By:_______________________________________________
                                Name:
                                Title:

                             BANK OF AMERICA, NATIONAL ASSOCIATION,
                             in its capacity as a Lender

                             By:_______________________________________________
                                Name:
                                Title:

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             in its capacity as a Lender

                             By:_______________________________________________
                                Name:
                                Title:

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                REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS

      Each of the undersigned Subsidiary Loan Parties hereby reaffirms its continuing obligations owing to the Administrative Agent and each Lender under the Loan Documents to which such Person is a party and agrees that the foregoing Second Amendment, Limited Waiver and Consent shall not in any way affect the validity and enforceability of any such Loan Document, or reduce, impair or discharge the obligations of such Person thereunder.

      This reaffirmation shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

      IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of August 10, 2005.

                             EMS INVESTMENT HOLDINGS, INC.

                             By:  _____________________________________________

                                  Name:  ______________________________________

                                  Title: ______________________________________


                             LXE INC.

                             By:  _____________________________________________

                                  Name:  ______________________________________

                                  Title: ______________________________________